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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-131763 on Form S-1 of our report dated March 21, 2006 relating to the financial statements and financial statement schedules of RAM Re Group of Companies, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers


PricewaterhouseCoopers
Hamilton, Bermuda
April 27, 2006